UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2012

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

7901 Jones Branch Drive, Suite 900

McLean, VA 22102

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (703) 902-2800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On May 31, 2012, Primus Telecommunications Group, Incorporated (“PTGi” or the “Company”) completed the sale of 100% of the outstanding equity of Primus Telecom Holdings Pty Ltd. (“Primus Australia”), an indirect wholly owned subsidiary of PTGi, to M2 Telecommunications Group Ltd. (“M2”), an Australian telecommunications company. The purchase price before adjustment is approximately $AUD 192.4 million (or approximately $US 195.7 million giving effect to a currency hedge that PTGi put in place). The purchase price is subject to a customary post-closing net working capital adjustment. PTGi estimates it will realize net proceeds of approximately $US 193.2 million after expenses.

PTGi has previously disclosed additional information concerning this transaction on Form 8-K filed with the Securities and Exchange Commission on April 19, 2012.

Pro forma financial information with respect to the sale is provided in Item 9.01 of this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.

PTGi issued a press release, a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference, announcing the completion of the sale of Primus Australia.

Exhibit 99.2 attached hereto is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of Exhibit 99.2 attached hereto is not intended to constitute a determination by PTGi that the information is material or that the dissemination of the information is required by Regulation FD.

Forward-Looking Statements

In this report and in reports subsequently filed by PTGi with the Securities and Exchange Commission (“SEC”) on Forms 10-K and 10-Q and filed or furnished on Form 8-K, and in related comments by management of PTGi, our use of the words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” “designed,” “impact,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. All statements in this report and subsequent reports which PTGi may file with the SEC on Form 10-K or Form 10-Q or file or furnish on Form 8-K, other than statements of historical fact, including without limitation, statements about future events and financial performance, are forward-looking statements that involve certain risks and uncertainties. We believe these judgments are reasonable, but these statements are not guarantees of any events or financial results, and PTGi’s actual results may differ materially due to a variety of important factors that may be revised or supplemented in subsequent reports on SEC Forms 10-K, 10-Q, and 8-K. Such factors include, among others, PTGi’s strategic review process include uncertainty regarding the length or complexity of the strategic review process, the possibility that the strategic review process will not lead to any other transactions, the potential that the process will distract the attention of PTGi’s Board of Directors and management from its business, the potential that PTGi will incur significant expenses pursuing one or more transactions unsuccessfully, the risk that PTGi’s pursuit of strategic alternatives will impair its relationships with customers, suppliers and employees, the risk of claims or litigation arising from PTGi’s pursuit of strategic alternatives and the use of proceeds arising from any transaction. We caution investors not to place undue reliance on forward-looking statements. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other such factors that affect the subject of these statements, except where we are expressly required to do so by law.

Item 9.01.	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

Unaudited pro forma financial information of PTGi required by Article 11 of Regulation S-X is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

(d) Exhibits

99.1	Unaudited Pro Forma Consolidated Financial Information

99.2	Press release of PTGi dated May 31, 2012

99.3	Q&A Relating to the Close of PTGi’s Sale of Australian Operations to M2 Telecommunications Group Ltd

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Primus Telecommunications Group, Incorporated
(Registrant)

Date: June 1, 2012	By:	/s/ Peter D. Aquino
	Name:	Peter D. Aquino
	Title:	Chairman, President & Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Unaudited Pro Forma Consolidated Financial Information

99.2	Press release of PTGi dated May 31, 2012

99.3	Q&A Relating to the Close of PTGi’s Sale of Australian Operations to M2 Telecommunications Group Ltd